As filed with the Securities and Exchange Commission on October 22, 1997

                                                    Registration No. 333-18313
==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------

                              Post Effective
                              Amendment No. 1
                                to Form S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              ---------------

                          PageMart Wireless, Inc.
          (Exact Name of registrant as specified in its Charter)

                              ---------------

   Delaware                       4812                         23-2687447
(State or Other         (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of          Classification Code Number)       Identification No.)
Incorporation or
Organization)

6688 North Central Expressway                           Todd A. Bergwall
        Suite 800                                     PageMart Wireless, Inc.
     Dallas, TX 75206                            6688 North Central Expressway
      (214) 750-5809                                       Suite 800
 (Address, including zip code,                         Dallas, TX 75206
and telephone number, including                         (214) 750-5809
  area code, of registrant's                       (Name, address, including
  principal executive offices)                      zip code, and telephone
                                                    number, including area
                                                  code, of agent for service)

                              ---------------
                                Copies to:

                            Sarah Jones Beshar
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017
                              (212) 450-4000

      If the only securities being registered on this Form are being offered pursuant to dividend or interest plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]________

                              ---------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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      PageMart Wireless, Inc.  (the "Company") registered 561,660 shares
("Shares") of its Class A Common Stock, par value $.0001 (the "Common Stock"), under this Registration Statement, which was declared effective on January 2, 1997. The Shares are issuable upon the exercise of warrants ("Warrants") to purchase Common Stock at a purchase price of $3.26 per share.

      The Shares were registered by the Company pursuant to registration rights granted to holders of the Warrants under a warrant agreement dated October 19, 1993 (the "Warrant Agreement") between the Company and the United States Trust Company of New York, as Warrant Agent. Under the Warrant Agreement, the Company was required to keep the Registration Statement continuously effective until April 2, 1997, or such shorter period as was necessary to complete the distribution of the Shares.

      An aggregate of 13,800 Shares have been sold under the Registration Statement since January 2, 1997. As the time period for which Company is required to keep the Registration Statement effective has elapsed, the Company hereby deregisters the 547,860 Shares that have not been sold.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 22, 1997.

                                              PAGEMART WIRELESS, INC.


                                              By:/s/ John D. Beletic
                                                 ------------------------
                                                 John D. Beletic
                                                 Chairman, President and
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities indicated on October 22, 1997.

       Signature                       Title                      Date
       ---------                       -----                      ----
 /s/ John D. Beletic             Chairman, President        October 22, 1997
----------------------------     and Chief Executive
    John D. Beletic              Officer (Principal
                                 Executive Officer)

 /s/ G. Clay Myers               Vice President, Finance,   October 22, 1997
----------------------------     Chief Financial Officer
    G. Clay Myers                and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

 /s/ Frank V. Sica               Director                   October 22, 1997
----------------------------
     Frank V. Sica

 /s/ Guy L. de Chazal            Director                   October 22, 1997
----------------------------
    Guy L. de Chazal

 /s/ Arthur Patterson            Director                   October 22, 1997
----------------------------
    Arthur Patterson

 /s/ Roger D. Linquist           Director                   October 22, 1997
----------------------------
   Roger D. Linquist

 /s/ Leigh J. Abramson           Director                   October 22, 1997
----------------------------
   Leigh J. Abramson

/s/ Alejandro Perez Elizondo     Director                   October 22, 1997
----------------------------
Alejandro Perez Elizondo

 /s/ Pamela D. A. Reeve          Director                   October 22, 1997
----------------------------
   Pamela D. A. Reeve